PREMENOS TECHNOLOGY CORP.

                           INCENTIVE PROGRAM

                    RESTATED AS OF December 13, 1995




	The Incentive Program (the "Program") authorizes one or more committees of the Board of Directors (the "Committee") to provide officers, directors and employees of Premenos Technology Corp. and its direct and indirect subsidiaries (collectively, the "Company"), and certain consultants to the Company, with certain rights to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company believes that this Program will cause those persons to contribute materially to the growth of the Company, thereby benefiting its stockholders.

	I.	Administration.


		The Program shall be administered and interpreted by the Committee (or Committees) consisting of not less than two persons appointed by the Board of Directors of the Company from among its members. The Board of Directors may appoint different Committees to handle different duties under the Program. The Committee or Committees with respect to directors and officers subject to the reporting requirements of Section 16 (the "Reporting Persons") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be constituted in such manner as to permit the Program and transactions thereunder to comply with Rule 16b-3 under the Exchange Act, or any successor rule thereto. The Committee shall determine the fair market value of the Common Stock for purposes of the Program. The Committee's decisions shall be final and conclusive with respect to the interpretation and administration of the Program and any Grant made under it.

	2.	Grants.

		Incentives under the Program shall consist of incentive stock options, non-qualified stock options, stock appreciation rights in tandem with stock options or freestanding, or restricted stock grants (any of the foregoing, in any combination, collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with this Program as the Committee deems appropriate. The Committee shall approve the form and provisions of each Grant. Grants under a particular section of the Program need not be uniform, and Grants under two or more sections may be combined in one instrument.

	3.	Eligibility for Grants.

		Grants may be made to any employee of the Company who is an officer, director or other key executive, professional or administrative employee or to any consultant or advisor to the Company provided that bona fide services shall be rendered by consultants or advisors and such services are not in connection with the offer or sale of securities in a capital-rising transaction (collectively, "Eligible Employee") or, pursuant to Section 8 hereof, to directors of the Company who are not employees of the Company or any subsidiary of the Company. The
Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.


	4.	Shares Available for Grant.

		(a)	Shares Subject to Issuance or Transfer.  Subject to
adjustment as provided in Section 4(b), the aggregate number of shares of Common Stock (the "Shares") that may be issued or transferred under the Program is 2,630,000 Shares. The Shares may be authorized but unissued Shares or Treasury Shares. The number of Shares available for Grants at any given time shall be reduced by the aggregate of all Shares previously issued or transferred plus the aggregate of all Shares which may become subject to issuance or transfer under then-outstanding and then-currently exercisable Grants. The maximum number of shares for which options may be granted under the Program to any person during any calendar year on or after September 12, 1995 is 150,000.

		(b)	Recapitalization Adjustment.  If any subdivision or
combination of shares of Common Stock or any stock dividend, capital reorganization, recapitalization, consolidation, or merger in which the Company is the surviving corporation occurs after the adoption of the Program, the Committee shall make such proportional adjustments as it determines appropriate in the number of shares of Common Stock that may be issued or transferred thereafter under Sections 4(a) or 8 hereof.
The Committee shall similarly adjust the number of Shares subject to such Stock Option and Option Price in all outstanding Grants made before the event within 60 days of the event.

	5.	Stock Options.

		The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or non-qualified options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended (collectively, "Stock Options"). The following provisions are applicable to Stock Options, including those granted pursuant to Section 8 hereof:

		(a)	Exercise of Option.  A Grantee may exercise a Stock
Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the Option Price. The notice of exercise, once delivered, shall be irrevocable.

		(b)	Satisfaction of Option Price.  The Grantee shall pay
the Option Price in cash, or with the Committee's permission, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and Shares. The Grantee shall pay the Option Price not later than thirty (30) days after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the thirty (30) day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of a Stock
Option until the Option Price is fully paid.

		(c)	Share Withholding.  With respect to any non-qualified
option or SAR (as defined below), the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the non-qualified option or SAR by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount of the withholding tax. Notwithstanding the foregoing, as a condition of the Grant of any Stock Option or SAR to a Reporting Person, the Committee shall require, upon the exercise of any Stock Option or SAR by any Reporting Person, at a time when the Company shall be required to file periodic reports under
Section 13 of the Exchange Act, that the number of shares of Common
Stock otherwise issuable upon the exercise of such Stock Option or SAR shall be reduced by the number of shares of Common Stock having an aggregate fair market value equal to the amount of the Guarantee's liability for any and all taxes required by law to be withheld.

		(d)	Price and Term.  The exercise price per share and term
of the option shall be specified by the grant, as limited by the provisions of paragraph 5(e) hereof, or Section 8, below, if granted pursuant to such Section.

		(e)	Limits on the Incentive Stock Options.  The aggregate
fair market value of the stock covered by Incentive Stock Options granted under the Program or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the time of grant. The period for exercise of an Incentive Stock Option shall not exceed ten years from the date of the Grant (or five years if the Grantee is also a 10% stockholder). The price at which Common Stock may be purchased by the Grantee under an Incentive Stock Option ("Option Price") shall be the fair market value (or 110% of the fair market value if the Grantee is a 10% stockholder) of Common Stock on the date of the Grant.

	6.	Stock Appreciation Right.

		The Committee may grant a Stock Appreciation Right ("SAR") either independently or in conjunction with any Stock Option granted under the Program either at the time of grant of the option or thereafter. The following provisions are applicable to each SAR:

		(a)	Options to Which Right Relates.  Each SAR which is
issued in conjunction with a Stock Option shall specify the Stock Option to which the SAR is related, together with the Option Price and number of option shares subject to the SAR at the time of its grant.

		(b)	Requirement of Employment.  An SAR may be exercised
only while the Grantee is in the employment of the Company, except that the Company may provide for partial or complete exceptions to this requirement as it deems equitable.

		(c)	Exercise. A Grantee may exercise an SAR in whole or in
part by delivering a notice of exercise to the Company, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

		(d)	Payment and Form of Settlement.  If a Grantee
exercises an SAR which is issued in conjunction with a Stock Option, he shall receive the aggregate of the excess of the fair market value of each share of Common Stock with respect to which the SAR is being exercised over the Option Price of each such share. Payment, in any event, may be made in cash, Common Stock or a combination of the two, in the discretion of the Committee. Fair market value shall be determined as of the date of exercise.

		(e)	Expiration and Termination.  Each SAR shall expire on
a date determined by the Committee at the time of grant.  If a Stock
Option is exercised in whole or in part, any SAR related to the Shares purchased in connection with such exercise shall terminate immediately.

	7.	Restricted Stock Grants.

		The Committee may issue or transfer shares of Common Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

		(a)	Requirement of Employment.  If the Grantee's
employment terminates during the period designated in the Grant as the "Restriction Period", the Restricted Stock Grant terminates and the shares of Common Stock must be returned immediately to the Company. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

		(b)	Restrictions of Transfer and Legend on Stock
Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a Successor Grantee under Section 11(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions applicable to the Grant.

		(c)	Lapse of Restrictions.  All restrictions imposed under
the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period provided that all of the conditions stated in Sections 7(a) and (b) have been met, as of the date of such lapse. The
Grantee shall then be entitled to have the legend removed from the certificate.

	8.	Director Stock Options.

		(a)	Eligible Directors.  All directors of the Company
shall be eligible to receive Stock Options pursuant to this Section of the Program unless they are (1) employees of the Company or (2) employees of any subsidiary of the Company (the directors who are eligible to receive Stock Options pursuant hereto shall be referred to herein as the "Eligible Directors"). Any or all powers vested in the Committee with respect to this Section 8 of the Program, if the Board of Directors so directs, may be exercised by any committee (the "Alternate Committee") of two or more persons not eligible to receive Stock Options pursuant to this Section 8 appointed the Board of Directors.

		(b)	Non-Qualified Options.  All options granted under this
Section 8 shall be non-qualified options not entitled to special tax treatment under Section 422A of the Code.

		(c)	Grant of Options.  Any options granted by the Company
pursuant to its previously existing Director Stock Option Plan shall be governed by the terms thereof. For each calendar year commencing with calendar year 1996, Stock Options shall be granted to the Eligible
Directors automatically on January 2 (or if January 2 is not a business day, on the next succeeding business day) to purchase 5,260 Shares at an exercise price per share equal to the fair market value per share of the Common Stock on such date.

		(d)	Terms.  Stock Options granted pursuant to this Section
8 shall become exercisable immediately upon issuance. Stock Options granted pursuant to this Section 8 shall terminate upon the expiration of ten (10) years from the date upon which such options were granted
(subject to prior termination as hereinafter provided).

		(e)	Termination.  All rights of a director in a Stock
Option granted pursuant to this Section 8, to the extent that it has not been exercised, shall terminate two years after such director's termination as a director for any reason other than removal for cause, in which latter event all of his options then outstanding hereunder shall terminate ten (10) days after such removal. Notwithstanding the foregoing, in the event of the death of a director, his Stock Options outstanding pursuant to this Section 8 shall terminate upon failure of the designated representative to exercise the Stock Options in accordance with the last sentence of this paragraph (e). Any Stock
Option granted to a director under this Section 8 and outstanding on the date of his death may be exercised by the personal representative of the deceased director or the person or persons to whom the Stock Option shall have been transferred by the director's will or in accordance with the laws of descent and distribution, at any time prior to the specified expiration date of such option or the first anniversary of the director's death, whichever is the first to occur.

		(f)	Limitation on Amendment.  In no event may this Section
8 of the Incentive Program relating to Director Stock Options be amended more frequently than once every six months, except to comport with changes in the Internal Revenue Code, the Employee Retirement Income
Security Act, or the Rules thereunder

	9.	Amendment and Termination of the Program.

		(a)	Amendment.  The Board of Directors may amend the
Program except that it may not, with respect to Incentive Stock Options granted hereunder, (i) increase the maximum number of Shares in the aggregate which may be sold pursuant to such options granted hereunder;
(ii) change the manner of determining the minimum option prices, other than to change the manner of determining the fair market value of any Shares underlying the option to conform to any than applicable provisions of the Internal Revenue Code or regulations thereunder, (iii) increase the periods during which such options may be granted or exercised or (iv) change the employees or class of employees eligible to receive such options hereunder. In any event, no termination, suspension, modification or amendment of the Program may adversely affect the rights of any Grantee without his consent.

		(b)	Termination of the Program.  The Program shall
terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

		(c)	Termination and Amendment of Outstanding Grants.  A
termination or amendment of the Program that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 10(e). The termination of the Program shall not impair the power and authority of the Committee or the Alternate Committee with respect to outstanding Grants. Whether or not the Program has terminated, an outstanding Grant may be terminated or amended under Section 10(e) or may be amended by agreement of the Company and the Grantee consistent with the Program.

	10.	General Provisions.

		(a)	Prohibitions Against Transfer.  Only a Grantee or his
authorized representative may exercise rights under a Grant. Such persons may not transfer those rights, except upon the express written consent of the Company, which may be granted or denied in the Company's discretion. Except as otherwise expressly provided herein or in the instrument of grant, when a Grantee dies, the personal representative or other person entitled under a Prior Stock Option or a Grant under the Program to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

		(b)	Suitable Grants.  The Committee may make a Grant to an
employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, stock appreciation right, performance award, or restricted stock grant granted by such corporation
("Substituted Stock Incentive"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Program and from those of the Substituted Stock Incentives. The
Committee shall prescribe the exact provisions of the substitute Grants, preserving where possible the provisions of the Substitute Stock
Incentives. The Committee shall also determine the number of shares of Common Stock to be taken into account under Section 4.

		(c)	Subsidiaries. The term "subsidiary" means a
corporation in which the Company owns directly or indirectly 50% or more of the voting power.

		(d)	Fractional Shares.  Fractional shares shall not be
issued or transferred under a Grant, but the Committee or Subcommittee may pay cash in lieu of a fraction or round the fraction.

		(e)	Compliance with Law.  The Program, the exercise of
Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee or Subcommittee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee or Subcommittee may also adopt rules regarding the withholding of taxes on payment to Grantees.

		(f)	Ownership of Stock.  A Grantee or Successor Grantee
shall have no rights as a stockholder of the Company with respect to any Shares covered by a Grant until the Shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

		(g)	No Right to Employment.  The Program and the Grants
under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of a Grantee at any time.

		(h)	Effective Date of the Program.  The Program shall
become effective upon its approval by the Company's stockholders.